Exhibit 99.1

HEARTWARE LIMITED
ABN 34 111 970 257

Level 57
MLC Centre
19-29 Martin Place
Sydney NSW 2000
Ph: (+61 2) 9238 2064
Fax: (+61 2) 9238 2063
www.heartware.com.au

Manager of Company Announcements
ASX Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000
11 July 2008
BY E-LODGEMENT
Dear Sir / Madam
Completion of Private Placement to Raise Approx. A$31 million
The Company has previously advised the ASX of the following:
(a)
On 23 May 2008, the Company confirmed that it had received commitments in excess of $30 million pursuant to a private placement to sophisticated and institutional investors in Australia and the United States (subject to shareholder approval).

(b)
Earlier today, the Company confirmed that Resolution No. 1, titled “Approval of Share Issue”, had been passed by a majority of shareholders at an Extraordinary Meeting of the Company’s shareholders (also held earlier today) in connection with the capital raising referred to above.

On the basis of the above, the Company is pleased to confirm that it has now completed a private placement to raise approx. A$31.1 million from sophisticated and institutional investors in Australia and the United States.
Attached is an Appendix 3B and Section 708A(5)(e) notice.
Yours faithfully

David McIntyre
Chief Financial Officer &
Company Secretary

HEARTWARE LIMITED
ABN 34 111 970 257

Level 57, MLC Centre
19-29 Martin Place
Sydney NSW 2000
Ph: (+61 2) 9238 2064
Fax: (+61 2) 9238 2063
www.heartware.com.au

Manager of Company Announcements
ASX Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000
11 July 2008
Dear Sir
Section 708A(5)(e) Notice
Earlier today, HeartWare Limited (‘the Company’) announced the successful completion of a placement of 62,256,562 million ordinary shares to raise A$31,128,281 (‘the placement’).
The Corporations Act 2001 (‘the Act’) restricts the on-sale of securities without a disclosure document, unless the relevant sale satisfies an exemption as set out in section 708 or 708A of the Act. The on-sale of ordinary shares issued pursuant to the placement satisfies the exemption as prescribed in section 708A(5) of the Act.
As at 11 July 2008, the Company gives notice under section 708A(5)(e) of the Act that:
(a)	the Company issued ordinary shares under the placement without a disclosure document under Part 6D.2 of the Act;
(b)	the Company has complied with the requirements of Chapter 2M (as they apply to the Company) and section 674 of the Act; and

(c)	there is no information that:
(i.)	has been excluded from a continuous disclosure notice in accordance with ASX Listing Rules; and
(ii.)	investors and their professional advisors would reasonably require for the purpose of making an informed assessment of:
(a)	the assets and liabilities, financial position and performance, profits and losses and prospects of the Company; or
(b)	the rights and liabilities attaching to the Company’s ordinary shares.
Yours sincerely

David McIntyre
Company Secretary

Rule 2.7, 3.10.3, 3.10.4, 3.10.5 Appendix 3B New issue announcement, application for quotation of additional securities and agreement Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public. Introduced 1/7/96. Origin: Appendix 5. Amended 1/7/98, 1/9/99, 1/7/2000, 30/9/2001, 11/3/2002, 1/1/2003. Name of entity HEARTWARE LIMITED ABN 34 111 970 257 We (the entity) give ASX the following information. Part 1 — All issues You must complete the relevant sections (attach sheets if there is not enough space). 1 +Class of +securities issued or to be issued Fully paid ordinary shares (quoted) 2 Number of +securities issued or to be issued (if known) or maximum number which may be issued 62,256,562 fully paid ordinary shares (quoted) 3 Principal terms of the +securities (eg, if options, exercise price and expiry date; if partly paid +securities, the amount outstanding and due dates for payment; if +convertible securities, the conversion price and dates for conversion) Not applicable

4 Do the +securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities? If the additional securities do not rank equally, please state: the date from which they do the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment Yes 5 Issue price or consideration A$0.50 per fully paid ordinary share, being a total consideration of A$31,128,281 6 Purpose of the issue (If issued as consideration for the acquisition of assets, clearly identify those assets) Allotment of shares pursuant to a private placement to sophisticated and institutional investors in Australia and the United States. 7 Dates of entering +securities into uncertificated holdings or despatch of certificates 11 July 2008

Number +Class 8 Number and +class of all +securities quoted on ASX (including the securities in clause 2 if applicable) 310,356,839 Fully paid ordinary shares. Number +Class 9 Number and +class of all +securities not quoted on ASX (including the securities in clause 2 if applicable) 13,144,252 4,273,804 944,204 2,750,000 764,204 1,850,000 1 Options (unquoted) exercisable at various prices between A$0.60 and A$1.50 per option pursuant to the ESOP (HTWAO). Options (unquoted) exercisable at A$0.20 per option pursuant to the ESOP. (HTWAW) Options (unquoted) exercisable at A$0.50 per option pursuant to the ESOP. (HTWAQ) Performance rights (unquoted) exercisable at A$0.00 per performance right (with unvested performance rights lapsing on the 5th anniversary of the grant date). (HTWA1) Options (unquoted) exercisable at prices between A$0.75 per option pursuant to the ESOP. (HTWAZ) Incentive Options (unquoted) exercisable at various prices between A$0.60 and A$1.50 per option. (HTWAY) Convertible note (unquoted) for A$1.42 million accruing interest at 2% per annum calculated monthly in arrears. Principal and capitalised interest are repayable from 24 January 2007. The note is convertible at anytime into ordinary shares at the rate of A$1.00 per ordinary share.

10 Dividend policy (in the case of a trust, distribution policy) on the increased capital (interests) N/A Part 2 — Bonus issue or pro rata issue 11 Is security holder approval required? N/A 12 Is the issue renounceable or non-renounceable? N/A 13 Ratio in which the +securities will be offered N/A 14 +Class of +securities to which the offer relates N/A 15 +Record date to determine entitlements N/A 16 Will holdings on different registers (or subregisters) be aggregated for calculating entitlements? N/A 17 Policy for deciding entitlements in relation to fractions N/A 18 Names of countries in which the entity has +security holders who will not be sent new issue documents Note: Security holders must be told how their entitlements are to be dealt with. Cross reference: rule 7.7. N/A 19 Closing date for receipt of acceptances or renunciations N/A 20 Names of any underwriters N/A 21 Amount of any underwriting fee or commission N/A 22 Names of any brokers to the issue N/A 23 Fee or commission payable to the broker to the issue N/A

24 Amount of any handling fee payable to brokers who lodge acceptances or renunciations on behalf of +security holders N/A 25 If the issue is contingent on +security holders’ approval, the date of the meeting N/A 26 Date entitlement and acceptance form and prospectus or Product Disclosure Statement will be sent to persons entitled N/A 27 If the entity has issued options, and the terms entitle option holders to participate on exercise, the date on which notices will be sent to option holders N/A 28 Date rights trading will begin (if applicable) N/A 29 Date rights trading will end (if applicable) N/A 30 How do +security holders sell their entitlements in full through a broker? N/A 31 How do +security holders sell part of their entitlements through a broker and accept for the balance? N/A 32 How do +security holders dispose of their entitlements (except by sale through a broker)? N/A 33 +Despatch date N/A Part 3 — Quotation of securities You need only complete this section if you are applying for quotation of securities 34 Type of securities (tick one) (a) Securities described in Part 1

(b) All other securities Example: restricted securities at the end of the escrowed period, partly paid securities that become fully paid, employee incentive share securities when restriction ends, securities issued on expiry or conversion of convertible securities Entities that have ticked box 34(a) Additional securities forming a new class of securities Tick to indicate you are providing the information or documents 35 If the +securities are +equity securities, the names of the 20 largest holders of the additional +securities, and the number and percentage of additional +securities held by those holders 36 If the +securities are +equity securities, a distribution schedule of the additional +securities setting out the number of holders in the categories 1 — 1,000 1,001 - 5,000 5,001 — 10,000 10,001 — 100,000 100,001 and over 37 A copy of any trust deed for the additional +securities Entities that have ticked box 34(b) 38 Number of securities for which +quotation is sought 39 Class of +securities for which quotation is sought 40 Do the +securities rank equally in all respects from the date of allotment with an existing +class of quoted +securities? If the additional securities do not rank equally, please state: the date from which they do the extent to which they participate for the next dividend, (in the case of a trust, distribution) or interest payment the extent to which they do not rank equally, other than in relation to the next dividend, distribution or interest payment

41 Reason for request for quotation now Example: In the case of restricted securities, end of restriction period (if issued upon conversion of another security, clearly identify that other security) Number +Class 42 Number and +class of all +securities quoted on ASX (including the securities in clause 38) Quotation agreement 1 +Quotation of our additional +securities is in ASX’s absolute discretion. ASX may quote the +securities on any conditions it decides. 2 We warrant the following to ASX. · The issue of the +securities to be quoted complies with the law and is not for an illegal purpose. · There is no reason why those +securities should not be granted +quotation. · An offer of the +securities for sale within 12 months after their issue will not require disclosure under section 707(3) or section 1012C(6) of the Corporations Act. Note: An entity may need to obtain appropriate warranties from subscribers for the securities in order to be able to give this warranty · Section 724 or section 1016E of the Corporations Act does not apply to any applications received by us in relation to any +securities to be quoted and that no-one has any right to return any +securities to be quoted under sections 737, 738 or 1016F of the Corporations Act at the time that we request that the +securities be quoted. · We warrant that if confirmation is required under section 1017F of the Corporations Act in relation to the +securities to be quoted, it has been provided at the time that we request that the +securities be quoted. · If we are a trust, we warrant that no person has the right to return the +securities to be quoted under section 1019B of the Corporations Act at the time that we request that the +securities be quoted.

3 We will indemnify ASX to the fullest extent permitted by law in respect of any claim, action or expense arising from or connected with any breach of the warranties in this agreement. 4 We give ASX the information and documents required by this form. If any information or document not available now, will give it to ASX before +quotation of the +securities begins. We acknowledge that ASX is relying on the information and documents. We warrant that they are (will be) true and complete. Sign here: .. Date: 11 July 2008. (Director/Company secretary) Print name: ..David McIntyre == == == == ==